UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2008

ARGAN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 401, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (301) 315-0027

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 - Unregistered Sales of Equity Securities

Argan, Inc. (the “Company”) is conducting a private placement of shares of the Company’s common stock to a limited number of accredited investors (the “Private Placement”). Although the period during which the Company is offering its shares in connection with the Private Placement has expired, the Company has not yet closed the transaction. The gross proceeds derived from the Private Placement are anticipated to be between $20 and $25 million. The Company expects to use a portion of the proceeds in connection with a planned joint venture with Invenergy Wind LLC to perform engineering, procurement and construction services for wind energy generating facilities, with the remaining proceeds to be used by the Company for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: June 19, 2008	By:	/s/ Arthur F. Trudel
Arthur F. Trudel Senior Vice President and Chief Financial Officer